As filed with the Securities and Exchange Commission on April 29, 2003
                          Registration No. 333-61788
===============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ----------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ----------------

                                  SCIOS INC.
            (Exact Name of Registrant as Specified in its Charter)

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
            Delaware                    820 West Maude Avenue              95-3701481
(State or Other Jurisdiction of      Sunnyvale, California 94085        (I.R.S. Employer
 Incorporation or Organization)             (408) 616-8200           Identification Number)
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                  (Address, Including Zip Code, and Telephone
                              Number, Including
            Area Code, of Registrant's Principal Executive Offices)


                                David W. Gryska
                        Senior Vice President, Finance
                          and Chief Financial Officer
                                  Scios Inc.
                             820 West Maude Avenue
                          Sunnyvale, California 94085
                                (408) 616-8200
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                            of Agent For Service)

                                   Copy To:
                         Robert I. Townsend, III, Esq.
                          Cravath, Swaine & Moore LLP
                                Worldwide Plaza
                               825 Eighth Avenue
                              New York, NY 10019
                                (212) 474-1000

 Approximate date of commencement of proposed sale to the public: Not Applicable


     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

===============================================================================

                        DEREGISTRATION OF COMMON STOCK

On May 29, 2001, the Registrant filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, Registration No. 333-61788 (the "Registration Statement") for the sale of up to an aggregate of $24,000,000 in shares of the common stock (the "Common Stock"), par value $.001 per share, of the Registrant. The Registration Statement incorporates by reference the registration statement on Form S-3, Registration No. 333-53928, filed with the Commission on January 19, 2001, as amended by Amendment No. 1 thereto filed with the Commission on February 9, 2001 (collectively the "Initial Registration Statement") for the sale of up to an aggregate of $120,000,000 in shares of the Common Stock.

On April 29, 2003, pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 10, 2003, by and among the Registrant, Johnson & Johnson and Saturn Merger Sub, Inc., a wholly-owned subsidiary of Johnson & Johnson, Saturn Merger Sub, Inc. merged with and into the Registrant, and the Registrant became a wholly-owned subsidiary of Johnson & Johnson. Each share of Common Stock outstanding immediately prior to the effective time of the merger was converted into the right to receive $45.00 in cash, without interest. Because the Registrant is no longer a public company, this Post-Effective Amendment No. 1 is being filed to deregister the $23,250,000 in shares of Common Stock remaining available for sale under the Registration Statement.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, State of California, on the 29th day of April, 2003.


                                     SCIOS INC.

                                     By:   /s/ Christine A. Poon
                                        ---------------------------------------
                                        Name:  Christine A. Poon
                                        Title: Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

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
SIGNATURE                                    TITLE                                    DATE

/s/ Richard B. Brewer
----------------------------      President and Chief Executive Officer            April 29, 2003
    Richard B. Brewer                 (Principal Executive Officer)


/s/ David W. Gryska
----------------------------      Senior Vice President, Finance and Chief         April 29, 2003
    David W. Gryska                         Financial Officer
                               (Principal Financial and Accounting Officer)


/s/ Christine A. Poon
----------------------------                   Director                            April 29, 2003
    Christine A. Poon


/s/ Joseph Scodari
----------------------------                   Director                            April 29, 2003
    Joseph Scodari

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